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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  June 8, 2000


                    COMMUNICATIONS WORLD INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


                                    Colorado
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                 (State or other jurisdiction of incorporation)


            0-30220                                  84-0917382
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    (Commission File Number)             (IRS Employer Identification Number)


      7388 South Revere Parkway, Suite 1000, Englewood, Colorado 80112
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              (Address of principal executive offices) (Zip code)





        Registrant's telephone number, including area code (303) 721-8200
                                                           --------------

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                 (Former address, if changed since last report)

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                    COMMUNICATIONS WORLD INTERNATIONAL, INC.

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.  Changes in Registrant's Certifying Accountant

         On June 8, 2000, the Company determined to engage Hein & Associates LLP as the principal accountant to audit the Company's financial statements for the fiscal year ended April 30, 2000. The Company previously filed a report on form 8-K reporting the termination Levine, Hughes & Mithuen, Inc. as its principal accountant. The decision to change accountants was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board.

         The Company has requested Hein & Associates LLP to review the disclosure required in this Report before it is filed with the Commission and has provided Hein & Associates LLP with the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expressions of its views, or the respects to which it does not agree with the statements made in this Report. Hein & Associates LLP has informed the Company that it has reviewed these disclosures and does not intend to furnish the Company with such a letter.




                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 COMMUNICATIONS WORLD INTERNATIONAL, INC.

Dated:  June 8, 2000             By: /s/ James M. Ciccarelli
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                                    James M. Ciccarelli, Chief Executive Officer




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